UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 10, 2018
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Dale Black has announced that he will retire from his position as Executive Vice President and Chief Financial Officer of CEC Entertainment, Inc. (the “Company”), effective September 17, 2018. Mr. Black will also retire from all positions he holds with the Company’s parent, Queso Holdings, Inc., affiliates, and subsidiaries, effective September 17, 2018. Mr. Black’s retirement was not due to any disagreements between him and the Company. The Company's Chief Financial Officer serves as the Company's principal financial officer.

(c) On September 10, 2018, the board of directors approved the appointment of James A. Howell as the Company’s Executive Vice President and Chief Financial Officer, commencing on September 17, 2018. As Chief Financial Officer, Mr. Howell will also serve as the Company’s principal financial officer. To assist with Mr. Howell’s transition, Mr. Black will remain employed by the Company until September 21, 2018.

Mr. Howell, 52, has over 28 years of experience as a financial professional. From June 2017 to July 2018, Mr. Howell was Chief Financial Officer of Billabong International Limited. From November 2014 to June 2017, he was Executive Vice President, Finance and Treasurer of Nordstrom, Inc., where he was Vice President, Finance from August 2007 to November 2014. From July 2003 to August 2007, Mr. Howell held various positions at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, he worked for CAE SimuFlite, a provider of training for the civil aviation industry, after spending 12 years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

The Company and Mr. Howell entered into an employment term sheet, dated September 4, 2018 (the “Employment Term Sheet”), pursuant to which Mr. Howell will receive an annual base salary of $400,000 and will be entitled to receive an annual cash bonus targeted at 100% of his base salary based upon his achievement of certain performance objectives. The Employment Term Sheet also provides that Mr. Howell will (x) purchase common stock in Queso Holdings Inc. (“Holdings”) having an aggregate value equal to at least $150,000 and up to a maximum of $300,000 and (y) receive options to purchase 0.545% of the common stock of Holdings on a fully diluted basis under the Queso Holdings Inc. 2014 Equity Incentive Plan. The options are subject to certain service- and performance-based vesting criteria, and also to accelerated vesting in the event of termination of Mr. Howell’s employment within a specified period following a sale of the Company. In addition, Mr. Howell will be entitled to certain perquisites, such as group life insurance and such other benefit programs offered generally by the Company to its other senior executives, and severance compensation upon the occurrence of certain events.

The foregoing description of the Employment Term Sheet is qualified in its entirety by reference to the Employment Term Sheet, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 1, 2018.

The Company issued a press release on September 10, 2018 announcing the Company’s appointment of Mr. Howell as its Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated September 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: September 10, 2018	By:	/s/ Rodolfo Rodriguez, Jr.
Rodolfo Rodriguez, Jr.
Executive Vice President, Chief Legal and Human Resources Officer

Exhibit 99.1

CEC Entertainment, Inc. Appoints Jim Howell as Chief Financial Officer
Howell Joins as Strategic Growth Continues for Chuck E. Cheeses and Peter Piper Pizza

DALLAS - Sept. 10, 2018 - CEC Entertainment, Inc., which operates Chuck E. Cheese’s and Peter Piper Pizza restaurants, today announced the appointment of James “Jim” A. Howell as Chief Financial Officer, effective Sept. 17, 2018. Howell will replace Dale Black, who is retiring effective September 21, after many contributions to the company.

“On behalf of everyone at CEC, I want to thank Dale for his tireless dedication during his time as CFO,” said Tom Leverton, Chief Executive Officer, CEC Entertainment, Inc. “We wish Dale and his family the very best as he moves forward with the next chapter in his life. We look forward to continuing his success with the addition of Jim to our executive team.”

“I’m grateful for my time at CEC” said Black. “I’ve really enjoyed working with Tom and the rest of the team over the last three years. I think Jim is joining CEC at a very exciting time for the company. I wish them much success as I look forward to spending more time with my wife and family.”

Howell will work closely with Leverton and other senior leaders to lead strategic initiatives across the company as well as manage all financial aspects of the business.

“Jim’s extensive multi-site and retail consumer experience makes him a fantastic addition to CEC Entertainment’s leadership team,” said Leverton. “As we continue to enhance guest experience across our brands, he will play a vital role in helping the company build on the sales momentum recently covered in our second quarter earnings.”

Howell joins CEC with a long-standing and successful career in the retail and financial services industries. Most recently, he was the Chief Financial Officer of Australian retailer Billabong International Limited and prior to that served in senior financial positions at Nordstrom, Inc. and Blockbuster, Inc. He began his career at PricewaterhouseCoopers servicing clients in retail and financial services industries.

“From the recent launch of the first-of-its-kind All You Can Play offering at Chuck E. Cheese’s to Peter Piper Pizza’s continued expansion in the United States, it’s an exciting time to join the CEC Entertainment, Inc. team,” said Howell. “I am looking forward to applying my expertise from the retail industry to help both CEC Entertainment and its brands continue to set themselves apart as leaders in family entertainment.”

About CEC Entertainment, Inc.
CEC Entertainment is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza restaurants. As the place where a million happy birthdays are celebrated every year, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid®. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. The Company and its franchisees operate a system of 607 Chuck E. Cheese’s and 147 Peter Piper Pizza stores, with locations in 47 states and 14 foreign countries and territories. For more information, visit Chuck E. Cheese's or connect with us on social media.

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